Exhibit 99.1

NEWS RELEASE

Greenway Medical Technologies and Vitera Healthcare Solutions to Combine

Vista Equity Partners, owner of Vitera, to acquire all outstanding Greenway common stock for $20.35 per share in a transaction valued at approximately $644 million

Carrollton, GA, and Tampa, FL, September 23, 2013 — Greenway Medical Technologies, Inc. (NYSE: GWAY) today announced a definitive agreement which will result in the combination of the businesses of Greenway and Vitera Healthcare Solutions, LLC. The transaction will create a leader in healthcare information technology and services, offering a comprehensive set of solutions to improve clinical and financial outcomes in healthcare enterprises, ambulatory practices, public health, retail and other clinics nationwide. Following the closing of the transaction, the Vitera and Greenway businesses will serve nearly 13,000 medical organizations and 100,000 providers.

Under the terms of the agreement, Vista Equity Partners, which owns Vitera Healthcare Solutions, will pay Greenway stockholders $20.35 in cash for each share of Greenway common stock they hold. The price represents a 62% premium to Greenway’s 90-day volume weighted average stock price, and a 20% premium to Greenway’s closing share price the day before the merger agreement was signed. The all-cash transaction is valued at approximately $644 million. The Greenway Board of Directors has unanimously approved the definitive merger agreement. Upon closing, Greenway will operate as a privately held company.

“We are pleased to approve this agreement and look forward to completing this transaction,” said W. Thomas “Tommy” Green, founder of Greenway Medical Technologies and Chairman since the company’s inception in 1998. “It provides substantial cash value for our stockholders, and reflects our deep commitment to drive innovation that helps healthcare professionals succeed and thrive in today’s evolving healthcare landscape.”

It is anticipated that the Vitera and Greenway businesses will continue as Greenway Medical Technologies with the products and services of both Greenway and Vitera marketed under the Greenway brand. After closing, the two businesses will continue together to deliver best-in-class solutions and services, and enhancement of existing product platforms to ensure customers have the tools they need to address payment reform models and meet regulatory requirements such as Meaningful Use Stage 2 and the transition to ICD-10.

Greenway will continue to have headquarters and principal operations in Carrollton, GA, Tampa, FL and Birmingham, AL.

“This transaction presents an opportunity to offer even greater value to our customers,” said Matthew J. Hawkins, President and CEO of Vitera. “Combining our business with Greenway Medical Technologies demonstrates our intense focus on growth and our commitment to provide current and prospective customers with proven, integrated and easy-to-use solutions they need to grow profitably, increase practice efficiencies and improve patient outcomes in this ever-changing healthcare environment.”

Greenway Medical Technologies and Vitera Healthcare Solutions to Combine

Sept. 23, 2013

"We are excited that the transaction will accelerate the execution of our clearly defined strategy of leading the electronification of healthcare, engaging consumers in the management of their own health and continuing to partner with providers to develop the tools to improve population health,” said Tee Green, President and CEO of Greenway.

Greenway’s platforms are consistently recognized for ease of use at the point of care, which has led to high adoption rates among care providers, as well as having an industry-leading interoperability strategy that promotes the flow of data across healthcare systems. Greenway’s clinically driven revenue cycle management platform enables providers to thrive while participating in evolving and increasingly more complex reimbursement programs that are based on clinical outcomes.

Vitera’s first-place EHR ranking from independent researcher Black Book Market Research, LLC and recent Customer Value Enhancement Award from Frost & Sullivan underscore the value of Vitera’s industry-leading solutions and services. Vitera’s portfolio of highly interoperable EHR and practice management solutions is ICD-10-enabled, certified for Meaningful Use Stage 2, and approved for pre-validation as a Patient-Centered Medical Home.

Under the terms of the agreement, an affiliate of Vista Equity Partners will commence a tender offer for all of the outstanding shares of Greenway’s common stock. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, and other customary closing conditions. The closing of the transaction is not contingent on financing. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of stockholder approval. Greenway expects the transaction to close in the fourth calendar quarter of 2013.

Certain of Greenway’s stockholders (Investor Group L.P., Investor Growth Capital Limited and Pamlico Capital II, L.P.), each of Greenway’s directors (W. Thomas Green, Jr., Wyche T. Green, III, Robert Hensley, Neal Morrison, Thomas T. Richards, Walter Turek and Noah Walley), and certain executive officers of Greenway, including Gregory H. Schulenburg (Executive Vice President and Chief Operating Officer), James A. Cochran (Chief Financial Officer) and William G. Esslinger, Jr. (Vice President, General Counsel and Secretary), have each agreed to tender their shares into the offer, and vote their shares in favor of the definitive merger agreement and the merger, subject to certain terms and conditions. These stockholders collectively own approximately 50.9% of Greenway’s outstanding shares. These agreements will terminate upon termination of the definitive merger agreement in accordance with its terms in order for the Company to accept a superior offer and upon certain other circumstances.

The affiliate of Vista has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which will be sufficient for Vista’s affiliate to pay the aggregate merger consideration and all related fees and expenses. Vista has committed to capitalize its affiliate, at or immediately prior to the effective time of the merger, with an aggregate equity contribution in an amount up to $650 million, which will be sufficient for the Affiliate to consummate the transactions contemplated by the merger agreement even if Vista’s debt financing is not available, subject to the terms and conditions set forth in an equity funding commitment letter, dated as of September 23, 2013.

J.P. Morgan is serving as financial advisor to Greenway, and Paul Hastings LLP is serving as Greenway’s legal advisor. Jefferies LLC and BMO Capital Markets are serving as financial advisors to the buyer, and Kirkland & Ellis LLP is serving as the buyer’s legal advisor. Jefferies Finance LLC and BMO Capital Markets have agreed to provide debt financing in connection with the transaction.

Greenway Medical Technologies and Vitera Healthcare Solutions to Combine

Sept. 23, 2013

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Greenway’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Greenway and PrimeSUITE

Greenway Medical Technologies (NYSE: GWAY) delivers smarter information solutions that improve the financial performance of healthcare providers and enable them to deliver smarter care. Greenway PrimeSUITE® — the company’s certified, single-database electronic health record, practice management and interoperability solution platform — is complemented by an expanding array of integrated business and data services, including clinically driven revenue cycle management™ (RCM). Thousands of care providers across primary care and more than 30 specialties and sub-specialties use cloud-based or on-premise Greenway® solutions to improve outcomes in healthcare enterprises, physician practices, retail and other ambulatory clinics, and alternate care venues nationwide. For details, see greenwaymedical.com, Twitter, Facebook or YouTube.

About Vitera Healthcare Solutions

Vitera Healthcare Solutions provides end-to-end clinical and financial technology solutions so physicians and medical professionals can work with patients instead of paperwork. Serving more than 415,000 healthcare professionals including 85,000 physicians, Vitera Healthcare Solutions provides electronic health records and practice management systems, processes 33 million transactions and 2 million e-prescriptions monthly, and serves several specialties including primary care, OB/GYN, pediatrics, cardiology and orthopedics in all sized practices and Community Health Centers. Physician-focused and patient-centric, Vitera Healthcare Solutions is based in Tampa, FL. For more information, visit www.viterahealthcare.com or call (877) 932-6301. Follow Vitera Healthcare Solutions on Facebook at http://www.facebook.com/viterahealthcare, and Twitter at https://twitter.com/ViteraHealth.

About Vista Equity Partners

Vista Equity Partners, a U.S.-based private equity firm with offices in San Francisco, Chicago and Austin, currently invests over $7.1 billion in capital committed to dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For further information please visit www.vistaequitypartners.com.

Important Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenway. The tender offer for securities of Greenway described in this press release has not yet been commenced. The offer to buy securities of Greenway described in this press release will be made only pursuant to the offer to purchase and related materials that Vista Equity Partners will file on Schedule TO with the SEC. At the same time or soon thereafter, Greenway will file its recommendation of the tender offer on Schedule 14D-9 with the SEC. In connection with the proposed transaction, Greenway will also file a preliminary proxy statement with the SEC. Additionally, Greenway and Vista Equity Partners will file other relevant materials in connection with the proposed acquisition of Greenway by affiliates of Vista Equity Partners pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF GREENWAY ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9, AND THE PRELIMINARY PROXY STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s Web site at www.sec.gov or at Greenway’s Web site at www.greenwaymedical.com. The Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained,

Greenway Medical Technologies and Vitera Healthcare Solutions to Combine

Sept. 23, 2013

when available, for free from Greenway by contacting Greenway’s Investor Relations Department at 1.866.242.3805 or by email through Greenway’s investor relations page at http://ir.greenwaymedical.com/.

Greenway and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Greenway’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Greenway’s executive officers and directors in the solicitation by reading Greenway’s proxy statement for its 2012 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when and if they become available. Information concerning the interests of Greenway’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. Additional information regarding Greenway’s directors and executive officers is also included in Greenway’s proxy statement for its 2013 annual meeting of stockholders and is included in Part III of the Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the transaction and the expected timing of the completion of the transaction.  When used in this press release, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.  Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of Greenway may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions.  None of Vista Equity Partners, Vitera or Greenway assumes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Vista Equity Partners is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that Greenway’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above.  Further information on factors that could affect Greenway’s financial results is provided in documents filed by Greenway with the U.S. Securities and Exchange Commission, including Greenway’s recent filings on Form 10-Q and Form 10-K.

Greenway, the Greenway logo and PrimeSUITE are registered trademarks and the phrase “clinically driven revenue cycle management” is a trademark of Greenway Medical Technologies, Inc. Other product or company names are the property of their respective owners.

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Greenway Media Contact:

Bob Kneeley

(678) 390-7262

BobKneeley@greenwaymedical.com

Vitera Healthcare Solutions Media Contact:

Elizabeth Glaser

Dodge Communications

(770) 576-2551

eglaser@dodgecommunications.com